Exhibit 99.1

Investor Relations Contact Matt Glover or Najim Mostamand Liolios Group, Inc. +1 949 574 3860 AIRG@liolios.com	Airgain Public Relations Contact Jules M. Cassano Director of Marketing, Airgain, Inc. +1 760 444 6008 media@airgain.com

Airgain Reports Third Quarter and Nine Month 2016 Results

San Diego, Calif., November 10, 2016 — Airgain, Inc. (NASDAQ: AIRG), a leading provider of embedded antenna technologies used to enable high performance wireless networking, today reported results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial Results

Sales increased 87% to $12.4 million from $6.7 million in the same year-ago period. The increase was primarily driven by an increase in product sales.

Gross profit increased 101% to $5.6 million (44.8% of sales) from $2.8 million (41.6% of sales) in the same year-ago period. The increase in gross profit as a percentage of sales was driven by an increase in the sales of board-mounted antennas, which typically carry higher gross margins.

Total operating expenses increased 53% to $4.3 million from $2.8 million in the same year-ago period. The increase was primarily due to higher personnel expenses to support the company’s sales and marketing and R&D initiatives. The increase was also due to higher administrative expenses incurred as a public company, including expenses related to the company’s initial public offering.

Net income attributable to common stockholders totaled $861 thousand or $0.16 per diluted share, an improvement from net loss attributable to common stockholders of $617 thousand or $(1.05) per diluted share in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, and share-based compensation) increased to $1.6 million from $73 thousand in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Third Quarter 2016 Key Performance Indicators (compared to same year-ago period)

•	Total customer devices increased 93% or 8.0 million devices to 16.6 million devices

•	The average number of antennas per device increased 15% to 2.84

•	The average selling price per device decreased 5% to $0.72

Nine Month 2016 Financial Results

Sales increased 67% to $30.8 million from $18.5 million in the same year-ago period. The increase was primarily driven by an increase in product sales.

Gross profit increased 77% to $13.8 million (44.8% of sales) from $7.8 million (42.3% of sales) in the same year-ago period. The increase in gross profit as a percentage of sales was driven by an increase in the sales of board-mounted antennas.

Total operating expenses increased 38% to $11.5 million from $8.3 million in the same year-ago period. The increase was primarily due to higher personnel expenses to support the company’s sales and marketing and R&D initiatives. The increase was also due to higher administrative expenses incurred as a public company, including expenses related to the company’s initial public offering.

Net income attributable to common stockholders totaled $1.1 million or $0.25 per diluted share, an improvement from net loss attributable to common stockholders of $2.1 million or $(3.70) per diluted share in the same year-ago period.

Adjusted EBITDA increased to $3.2 million from $123 thousand in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Nine Month 2016 Key Performance Indicators (compared to same year-ago period)

•	Total customer devices increased 69% or 15.8 million devices to 38.7 million devices

•	The average number of antennas per device increased 21% to 2.98

•	The average selling price per device decreased 3% to $0.77

Management Commentary

“We’re pleased with our results for the third quarter of 2016,” said Airgain president and CEO, Charles Myers. “Building on the progress we made in Q2, the third quarter represented another period of strong top-line growth matched by our ability to maintain healthy margins, and ultimately, generate profitability for our shareholders.

“Sales, which were partially, positively affected by some seasonal factors, grew by 87% to $12.4 million, driven by continued growth in our carrier gateway and set top box segments, but also the emerging prominence of our Smart TV segment. In fact, we recently shipped our 25 millionth antenna to the Smart TV market last month.”

Conference Call

Airgain management will hold a conference call today (November 10, 2016) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results and provide an update on business conditions.

Company president and CEO Charles Myers and CFO Leo Johnson will host the call, followed by a question and answer period.

Date: Thursday, November 10, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 1-888-224-1121

International dial-in number: 1-913-312-0719

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay in the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time through December 10, 2016.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 3519805

About Airgain, Inc.

Airgain is a leading provider of embedded antenna technologies used to enable high performance wireless networking across a broad range of home, enterprise, and industrial devices. Our innovative antenna systems open up exciting new possibilities in wireless services requiring high speed throughput, broad coverage footprint, and carrier grade quality. Our antennas are found in devices deployed in carrier, enterprise, and residential wireless networks and systems, including set-top boxes, access points, routers, gateways, media adapters, digital televisions, and Internet of Things (IoT) devices. Airgain partners with and supplies the largest blue chip brands in the world, including original equipment and design manufacturers, chipset makers, and global operators. Airgain is headquartered in San Diego, California, and maintains design and test centers in San Diego, Cambridge, United Kingdom, Taipei, Taiwan, and Suzhou, China. For more information, visit airgain.com.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our future business growth. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our final prospectus. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement Airgain’s condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). We believe Adjusted EBITDA provides useful information to investors with which to analyze our operating trends and performance. In computing Adjusted EBITDA, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, as well as the fair market value adjustments for warrants. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last table at the end of this release.

Airgain, Inc.

Unaudited Condensed Balance Sheets

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$16,826,304	$5,335,913
Trade accounts receivable, net	5,766,465	3,731,998
Inventory	105,019	119,733
Prepaid expenses and other current assets	439,398	191,502

Total current assets	23,137,186	9,379,146
Property and equipment, net	945,007	1,026,784
Goodwill	1,249,956	1,249,956
Customer relationships, net	2,901,668	3,137,918
Intangible assets, net	305,315	345,069
Other assets	96,119	121,541

Total assets	$28,635,251	$15,260,414

Liabilities, preferred redeemable convertible stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,183,395	$2,873,471
Accrued bonus	1,142,243	1,335,500
Accrued liabilities	796,033	660,987
Deferred purchase price	1,000,000	1,000,000
Current portion of long-term notes payable	1,463,300	1,625,030
Current portion of deferred rent obligation under operating lease	81,332	81,332

Total current liabilities	8,666,303	7,576,320
Preferred stock warrant liability	—	709,504
Long-term notes payable	1,666,667	2,721,865
Deferred tax liability	7,900	—
Deferred rent obligation under operating lease	478,592	558,641

Total liabilities	10,819,462	11,566,330
Preferred redeemable convertible stock:
Series E preferred redeemable convertible stock — 10,500,000 shares authorized at December 31, 2015; 0 shares and 8,202,466 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $16,274,823 at September 30, 2016 and December 31, 2015, respectively	478,592	16,274,823
Series F preferred redeemable convertible stock — 5,000,000 shares authorized at December 31, 2015; 0 shares and 4,734,374 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $10,517,081 at September 30, 2016 and December 31, 2015, respectively	—	10,517,081

Series G preferred redeemable convertible stock — 23,500,000 shares authorized at December 31, 2015; 0 shares and 10,334,862 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $17,987,553 at September 30, 2016 and December 31, 2015, respectively	—	16,315,002
Stockholders’ equity (deficit):
Preferred convertible stock:
Series A preferred convertible stock — 313,500 shares authorized at December 31, 2015; 0 shares and 313,500 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $2,416,194 at September 30, 2016 and December 31, 2015, respectively	—	976,000

Series B preferred convertible stock — 1,183,330 shares authorized at December 31, 2015; 0 shares and 1,157,606 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $5,081,890 at September 30, 2016 and December 31, 2015, respectively	—	2,457,253
Series C preferred convertible stock — 682,000 shares authorized at December 31, 2015; 0 shares and 682,000 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $682,000 at September 30, 2016 and December 31, 2015, respectively	—	549,010

Series D preferred convertible stock — 4,276,003 shares authorized at December 31, 2015; 0 shares and 4,091,068 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $4,516,013 at September 30, 2016 and December 31, 2015, respectively	—	1,986,286

Common shares, par value $0.0001, 200,000,000 and 80,000,000 shares authorized at September 30, 2016 and December 31, 2015, respectively; 7,577,525 and 665,842 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	758	1,094,375
Additional paid in capital	62,540,825	—
Accumulated deficit	(44,725,794)	(46,475,746)

Total stockholders’ equity (deficit)	17,815,789	(39,412,822)
Commitments and contingencies (note 13)

Total liabilities, preferred redeemable convertible stock and stockholders’ equity (deficit)	$29,113,843	$15,260,414

Airgain, Inc.

Unaudited Condensed Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Sales	$12,439,279	$6,668,732	$30,807,902	$18,459,590
Cost of goods sold	6,862,992	3,893,657	17,007,228	10,657,495

Gross profit	5,576,287	2,775,075	13,800,674	7,802,095

Operating expenses:
Research and development	1,432,581	1,075,228	4,096,670	3,099,080
Sales and marketing	1,453,391	940,155	4,078,250	2,840,514
General and administrative	1,459,993	830,723	3,304,790	2,393,433

Total operating expenses	4,345,965	2,846,106	11,479,710	8,333,027

Income (loss) from operations	1,230,322	(71,031)	2,320,964	(530,932)
Other expense (income):
Interest income	(1,735)	—	(1,735)	—
Interest expense	41,735	7,311	141,505	25,000
Fair market value adjustment - warrants	—	(78,833)	(460,289)	(336,971)

Total other expense (income)	40,000	(71,522)	(320,519)	(311,971)
Income (loss) before income taxes	1,190,322	491	2,641,483	(218,961)
Provision (benefit) for income taxes	7,278	(178)	8,078	9,222

Net income (loss)	1,183,044	669	2,633,405	(228,183)
Accretion of dividends on preferred convertible stock	(322,170)	(617,493)	(1,537,021)	(1,827,461)

Net income (loss) attributable to common stockholders	$860,874	$(616,824)	$1,096,384	$(2,055,644)

Net income (loss) per share:
Basic	$0.21	$(0.93)	$0.59	$(3.18)

Diluted	$0.16	$(1.05)	$0.25	$(3.70)

Weighted average shares used in calculating income (loss) per share
Basic	4,133,020	662,415	1,849,647	646,877

Diluted	6,689,332	662,415	3,103,784	646,877

Airgain, Inc.

Unaudited Condensed Statement of Stockholders’ Equity (Deficit)

	Preferred Convertible Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2015	6,244,174	$5,968,549	665,842	$1,094,375	$—	$(46,475,746)	$(39,412,822)

Stock-based compensation	—	—	—	—	224,039	—	224,039
Conversion of warrants	—	—	127,143	—	249,215	249,215	249,215
Exercise of stock options	—	—	46,500	112,100	—	—	112,100
Effect of accretion to redemption value	—	—	—	—	(473,254)	(883,453)	(1,356,707)
Change in par value from no par value to $0.0001	—	—	—	(1,206,391)	1,206,391	—	—
Issuance of common stock upon initial public offering, net of issuance costs	—	—	1,700,100	170	10,776,559	1,206,391	10,776,729
Issuance of warrants	—	—	—	—	126,218	—	126,218
Conversion of preferred redeemable convertible stock to common stock upon initial public offering	—	—	3,778,753	378	44,463,234	10,776,552	44,463,612
Conversion of preferred convertible stock to common stock upon initial public offering	(6,244,174)	(5,968,549)	1,259,187	126	5,968,423	—	—
Net income	—	—	—	—	—	2,633,405	2,633,405

Balance at September 30, 2016	—	$—	7,577,525	$758	$62,540,825	$(32,493,636)	$17,815,789

Airgain, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$1,183,044	$669	$2,633,405	$(228,183)
Stock-based compensation expense	111,872	29,424	224,039	310,719
Depreciation and amortization	214,408	114,168	633,430	343,529
Interest and other income	40,000	(71,522)	(320,519)	(311,971)
Provision (benefit) for income taxes	7,278	(178)	8,078	9,222

Adjusted EBITDA	$1,556,602	$72,561	$3,178,433	$123,316